SECURITES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                    UBS AG
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             (Exact Name of Registrant as Specified in Its Charter)

               Switzerland                                98-0186363
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

    Banthofstrasse 45, Zurich and
      Aeschenvorstadt 1, Basel
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(Address or Principal Executive Offices)                  (Zip Code)

  If this form relates to the               If this form relates to the
  registration of a class of securities     registration of a class of
  pursuant to Section 12(b) of the          securities pursuant to Section 12(g)
  Exchange Act and is effective             of the Exchange Act and is effective
  pursuant to General Instruction           pursuant to General Instruction
  A.(c), please check the following         A.(d), please check the following
  box: [X]                                  box: [_]

Securities Act registration statement file number to which
this form relates:                                              333-46930
                                                          ---------------------
                                                             (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                   Name of Each Exchange on Which
         To be so Registered                   Each Class is to be Registered
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     Medium-Term Notes, Series A                  American Stock Exchange
   Principal Protected Notes linked
      to the S&P 500(R)Index due
           December 5, 2005
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered

     The title of the class of securities to be registered hereunder is:
Medium-Term Notes, Series A, Principal Protected Notes linked to the S&P 500 Index due December 5, 2005 (the "Securities"). UBS AG (the "Company") hereby incorporates by reference the description of the Securities contained in the form of Preliminary Prospectus Supplement under "Specific Terms of the Notes" filed with the Commission on May 10, 2002 pursuant to Rule 424(b) and in the Prospectus dated May 17, 2001 under "Description of Notes We May Offer" pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on March 23, 2001 and Post-Effective Amendment No. 2 thereto filed with the Commission on March 29, 2001.


Item 2.   Exhibits.

          1. Form of Indenture between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 to the F-1 Registration Statement)

          2. Form of Principal Protected Notes due December 5, 2005 (linked to the S&P 500(R)Index)

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          UBS AG
                                             (Registrant)


Date:  May 30, 2002                       By:  /s/Robert C. Dinerstein
                                               -----------------------
                                               Robert C. Dinerstein
                                               Managing Director




                                          By:  Robert B. Mills
                                               ---------------
                                               Robert B. Mills
                                               Managing Director